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                                                                     Exhibit 5.1

                      TROY & GOULD PROFESSIONAL CORPORATION
                       1801 Century Park East, 16th Floor
                       Los Angeles, California 90067-2367

                                 August 5, 2002

Alliance Bancshares California
100 Corporate Pointe, Suite 110
Culver City, California 90230

     Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel to Alliance Bancshares California (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") that the Company intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about August 5, 2002 for the purpose of registering the offer and sale of up to 383,400 shares (the "Shares") of its common stock, no par value, which are issuable under the Company's 1996 Combined Incentive and Non-Qualified Stock Option Plan, as amended (the "Stock Option Plan"). This opinion letter is being given to you pursuant to your request.

     As a basis for rendering our opinion expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Stock Option Plan,
(iii) the Company's Articles of Incorporation and Bylaws, each as amended to date, (iv) resolutions of the Company's Board of Directors pertaining to the issuance of the Shares, the Registration Statement and related matters, and (v) such other certificates of public officials, certificates of officers of the Company and other documents as we have considered necessary or appropriate as a basis for rendering our opinion.

     As to questions of fact relevant to our opinion, we have relied (without any independent investigation or inquiry by us) upon certificates and statements of the Company, officers of the Company and public officials. Furthermore, in order to render our opinion, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. Among other things and in addition to any other assumptions that are described in this opinion letter, we have made and are relying upon the following assumptions, all without any independent investigation or inquiry by us:

     A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic.

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Alliance Bancshares California
August 5, 2002
Page 2


     B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of the Company that we have examined are true and correct, and all factual representations and other statements regarding factual matters made by the Company that are contained in the Registration Statement are true and correct.

     C. The Company will issue each of the Shares for legally sufficient consideration under the General Corporation Law of the State of California and in accordance with the terms and conditions of the Stock Option Plan and the Registration Statement.

     We have made such investigations of law as we have deemed necessary or appropriate as a basis for rendering our opinion, although we have not examined any laws other than the laws of the State of California. Accordingly, we neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

     This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinion, including, without limitation, future changes in applicable law.

     Based upon and subject to all of the foregoing and any and all other qualifications, limitations and assumptions that are set forth below, we are of the opinion that all Shares which are issued, delivered and paid for in accordance with the terms and conditions of the Registration Statement and the Stock Option Plan will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           /s/ Troy & Gould

                                           TROY & GOULD
                                           PROFESSIONAL CORPORATION